Exhibit 4.2

DRAGONWAVE INC.

SHARE BASED COMPENSATION PLAN

1.                                      Purpose and Amendment

(a)                                 Background. Prior to the date hereof, the Corporation established the Prior Plan, pursuant to which stock options have been granted to purchase Shares of the Corporation. Subject to Section 16, the Corporation now adopts this Plan on the terms and conditions herein set forth (as may be amended from time to time) in order to provide the Corporation with flexibility in designing various equity-based compensation arrangements for the Employees, Officers, Consultants and Non-Employee Directors of the Corporation and its Related Entities. Section 16 sets forth the provisions concerning the effective date of the Plan, its termination, and application to Awards under the Prior Plan.

(b)                                 Purpose. The purpose of this Plan is to advance the interests of the Corporation by encouraging Employees, Consultants and Non-Employee Directors to receive equity-based compensation and incentives, thereby (i) increasing the proprietary interests of such Persons in the Corporation, (ii) aligning the interests of such Persons with the interests of the Corporation’s shareholders generally, (iii) encouraging such Persons to remain associated with the Corporation, and (iv) furnishing such Persons with additional incentive in their efforts on behalf of the Corporation. The Board also contemplates that through the Plan, the Corporation and its Related Entities will be better able to compete for and retain the services of the individuals needed for the continued growth and success of the Corporation.

2.                                      Definitions

For purposes of this Plan, the following terms shall have the meaning set forth below:

(a)                                 “Act” means the Canada Business Corporations Act, or its successor, as amended, from time to time;

(b)                                 “Affiliate” means any corporation that is an affiliated company of the Corporation as defined in Securities Act, as may be amended from time to time;

(c)                                  “Associate” where used to indicate a relationship with any person or company, is as defined in the Securities Act, as may be amended from time to time;

(d)                                 “Awards” shall mean, collectively, Options, Performance Share Units, Restricted Share Units, Deferred Share Units and Bonus Shares;

(e)                                  “Blackout Period” shall have the meaning ascribed thereto in Section 5(b)(iii) of the Plan;

(f)                                   “Board” means the board of directors of the Corporation;

(g)                                  “Bonus Share” shall mean a Share granted in accordance with Section 8 of the Plan to a Participant;

(h)                                 “Change of Control” means the occurrence of any one or more of the following events:

(i)                                     a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Corporation or any of its Affiliates and another corporation or other entity, as a result of which the holders of Shares prior to the completion of the transaction hold less than 50% of the outstanding voting shares of the successor corporation after completion of the transaction;

(ii)                                  the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of all or substantially all of the assets of the Corporation to another entity, other than a disposition to a wholly-owned Affiliate in the course of a reorganization of the assets of the Corporation and its Affiliates;

(iii)                               a resolution is adopted to wind-up, dissolve or liquidate the Corporation;

(iv)                              the acquisition by any “offeror” (as defined in section 89 of the Securities Act as at the date hereof) of beneficial ownership of 50% or more of the votes attached to the outstanding voting securities of the Corporation, by means of a take-over bid or otherwise;

(v)                                 any person, entity or group of persons or entities acting jointly or in concert acquires the right to direct the management and policies of the Corporation; or

(vi)                              as a result of or in connection with: (A) a contested election of directors, or (B) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisitions involving the Corporation or any of its Affiliates and another corporation or other entity, the nominees named in the most recent Management Information Circular of the Corporation for election to the Board shall not constitute a majority of the Board.

As to any given Awards or all Awards, the Granting Authority may establish, in the terms of the Award, additional conditions or events that must occur in order for a “Change of Control” to occur under such Award(s) (including the termination of employment);

(i)                                     “Committee” means the Corporation’s Compensation Committee and any other committee of the Board constituted as provided for in Section 3 and authorized by the Board to take actions with respect to the Plan as provided in Section 3, provided that such Committee is composed of two or more Non-Employee Directors;

(j)                                    “Consultant” shall mean other than a Non-Employee Director or an Employee:

(i)                                     a person who: (A) is engaged to provide services to the Corporation or a Related Entity, other than services provided in relation to a distribution (as such term is defined in the Securities Act); (B) provides the services under a written contract with the Corporation or a Related Entity; and (C) in the reasonable opinion of the Plan Administrator, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Related Entity, and includes, for an individual Consultant, a Consultant Company or Consultant Partnership of such individual; and

(ii)                                  any person who is not a resident of Canada who is designated by the Granting Authority as a Consultant having regard to applicable securities laws;

Notwithstanding the foregoing, the term “Consultant” shall be limited to such persons or entities to whom Awards may be granted in accordance with applicable laws and the rules of any applicable Stock Exchange.

(k)                                 “Consultant Company” means, for an individual consultant, a company of which the individual consultant is an employee or shareholder;

(l)                                     “Consultant Partnership” means, for an individual consultant, a partnership of which the individual consultant is an employee or partner;

(m)                             “Control” shall mean, with respect to any Person, the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise;

(n)                                 “Corporation” means DragonWave Inc., a corporation existing under the Act, and includes any successor corporation thereof;

(o)                                 “Deferred Share Units” shall mean a right, granted in accordance with Section 7 hereof, to receive a Share that is settled, if at all, only after the Participant’s Eligible Retirement, death or cessation or termination of office or employment, as described herein;

(p)                                 “Effective Date” shall mean the date as of which an Award shall take effect, provided that the Effective Date shall not be a date prior to the date the Granting Authority determines an Award shall be made and, unless otherwise specified by the Granting Authority, the Effective Date will be the date the Granting Authority determines an Award shall be made and further provided that for purposes of an Option Award, the Effective Date shall be the date of grant of the Option Award;

(q)                                 “Eligible Retirement” shall mean, if determined by the Granting Authority in its sole discretion, termination of service, under circumstances as shall constitute retirement for age as determined by the Granting Authority or in accordance with the written policies established by the Granting Authority as they may be amended or revised from time to time;

(r)                                    “Employees” means a person employed by the Corporation or a Related Entity, and, with respect to the grant of any Incentive Stock Option, who is an employee for the purposes of Section 422 of the IRC;

(s)                                   “Exercise Price” shall mean, with respect to an Option, the price payable by a Participant to purchase one Share on exercise of such Option, subject to adjustment in certain events pursuant to Section 11;

(t)                                    “Fair Market Value” means, on any particular date, subject to any other requirement of applicable law (including without limitation Sections 409A and 422 of the Code with respect to grants to US Participants) and the rules of any applicable Stock Exchange, the volume weighted average trading price for a Share (calculated by dividing the total value of Shares traded by the total volume of Shares traded for the relevant period) as quoted on such exchange or market (or, if such Shares are listed on more than one exchange or market, the exchange or market where the majority of the trading volume and value of the Shares occurs) for the five (5) market trading days immediately prior to such date;

(u)                                 “Granting Authority” shall mean the Board, the Committee or other committee, as applicable, that is charged with exercising the powers and responsibility as to a specific matter in question affecting this Plan or an Award;

(v)                                 “Incentive Stock Option” shall mean an Option that, on the Effective Date, is intended to qualify and is designated by the Granting Authority in the applicable instrument of grant as an Incentive Stock Option within the meaning of Section 422 of the IRC;

(w)                               “Insiders” shall mean a reporting insider as defined in National Instrument 55-104 —Insider Reporting Requirements and Exemptions;

(x)                                 “IRC” shall mean the Internal Revenue Code (United States) and any regulations thereunder as amended from time to time;

(y)                                 “ITA” shall mean the Income Tax Act (Canada) and any regulations thereunder as amended from time to time;

(z)                                  “NI 45-106” means National Instrument 45-106 — Prospectus and Registration Exemptions, promulgated under the Securities Act, as such instrument may be amended from time to time, or any successor instrument thereto;

(aa)                          “Non-Employee Director” shall mean an individual who is a member of the Board but who is not otherwise an Employee or a Consultant of the Corporation or of any Related Entity at the date the Award is granted;

(bb)                          “Officer” shall mean any officer of the Corporation;

(cc)                            “Option” shall mean an option granted in accordance with Section 6 hereof, to purchase a Share;

(dd)                          “Participants” or “Grantees” shall mean those individuals to whom Awards have been granted from time to time under the Plan. The executors and administrators of such Participant’s estate, any Person or Persons who acquire the right to an Award directly from the Participant by bequest or inheritance or any other permitted transferee of the

Participant under Section 10 hereof shall be treated as a Participant solely for the purposes of exercising and enforcing an Award according to the terms thereof and of this Plan;

(ee)                            “Performance Criteria” shall mean such financial, personal and/or other performance criteria as may be determined by the Granting Authority with respect to Awards of Performance Share Units and, for greater certainty, the Committee may take into consideration the present and potential contributions of and the services rendered by the particular Participant to the success of the Corporation and any other factors which the Granting Authority deems appropriate and relevant;

(ff)                              “Performance Share Unit” shall mean a right, granted in accordance with Section 7 hereof, to receive a Share that generally becomes Vested, if at all, based on Performance Criteria;

(gg)                            “Person” shall mean, unless the context otherwise requires or unless and to the extent otherwise limited or required by applicable law or rules of a Stock Exchange, any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity;

(hh)                          “Plan” shall mean this Share Based Compensation Plan, as amended and restated from time to time;

(ii)                                  “Prior Plan” means the Corporation’s Sixth Amended and Restated Key Employee Stock Option Plan as it existed prior to the date hereof;

(jj)                                “Related Entity” has the meaning ascribed to the term “related entity” in NI 45-106.

(kk)                          “Restricted Period” shall mean the period established by the Granting Authority with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant;

(ll)                                  “Restricted Share Unit” shall mean a right, granted in accordance with Section 7 hereof, to receive a Share that generally becomes Vested, if at all, based on the Participant’s period of employment with the Corporation and/or such other Vesting criteria as determined by the Granting Authority from time to time;

(mm)                  “Revised Expiry Date” shall have the meaning ascribed thereto in Section 5(b)(iii) hereof;

(nn)                          “Securities Act” means the Securities Act (Ontario);

(oo)                          “Shareholder Approval” has the meaning set forth in Section 12 of this Plan;

(pp)                          “Shareholder Approval Date” means the date on which this Plan is approved by shareholders of the Corporation;

(qq)                          “Shares” means the common shares in the capital of the Corporation, as adjusted in accordance with the provisions of Section 11 of this Plan;

(rr)                                “Stock Exchange” shall mean the TSX or NASDAQ, or such other stock exchange where the Shares of the Corporation are listed for trading as at the relevant time;

(ss)                              “Ten Percent Shareholder Participant” means a Participant to whom an Incentive Stock Option is granted pursuant to the provisions of the Plan who is, on the date of the grant, the owner of stock (as determined under Section 424(d) of the IRC) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or its parent, if any, or its subsidiary corporations (as defined in Section 424(e)) of the IRC;

(tt)                                “Termination Date” means: (i) in the case of an Employee, the date of notice of termination of the employment of the Employee with or without cause by the Corporation or a Related Entity or the date of notice of resignation of employment of the Employee with the Corporation or a Related Entity, other than the Eligible Retirement; and (ii) in the case of a Consultant, the date of notice of termination of the services of the Consultant by the Corporation or any Related Entity. For greater clarity, in all cases, the Termination Date will be calculated without reference to any notice or severance period under contract or applicable law;

(uu)                          “TSX” means the Toronto Stock Exchange;

(vv)                          “U.S.” means the United States of America; and

(ww)                      “Vested” or “Vesting” shall mean, with respect to an Award, that the applicable conditions established by the Granting Authority or this Plan have been satisfied or, to the extent permitted under the Plan, waived, whether or not the Participant’s rights with respect to such Award may be conditioned upon prior or subsequent compliance with any confidentiality, non-competition or non-solicitation obligations.

3.                                      Administration

(a)                                 Powers of the Board and the Committee. Subject to and consistent with the terms of the Plan, applicable law and applicable rules of any Stock Exchange, and subject to the provisions of any charter adopted by the Board with respect to the powers, authority and operation of the Committee (as amended from time to time), the Board will have the general power to administer the Plan in accordance with its terms (including all powers specified in Section 3(a)(ii)) and make all determinations required or permitted to be made, provided, however, that the Board may delegate all or any portion of such powers to the Committee or to other committees; and provided, further, that with respect to Awards of the Corporation’s executive officers, the Committee shall have such powers as are set forth in Section 3(a)(i).

(i)                                     Specific Provisions Concerning Delegation of Authority to the Committee. In addition to any authority of the Committee specified under any other terms of the Plan, and notwithstanding any other provision herein to the contrary, insofar as

Awards under the Plan are to be made to executive officers, the Committee will make recommendations to the Board with respect to Awards.

The foregoing shall not limit the Board in delegating any other powers to the Committee or in delegating any or all determinations or other powers with respect to certain types of Awards, including the full power to make Awards and to exercise the other powers set forth in Section 3(a) and the other powers granted herein to the Granting Authority.

(ii)                                  Specific Powers of the Granting Authority. Without limiting the lead-in paragraph of Section 3(a), the powers of the Granting Authority shall include the powers to, subject to Section 12:

A.                                    interpret the Plan and instruments of grant evidencing the Awards;

B.                                    prescribe, amend and rescind such procedures and policies (including to the extent deemed necessary or advisable, the adoption of one or more sub-plans), and make all determinations it deems necessary or desirable for the administration and interpretation of the Plan and instruments of grant evidencing Awards;

C.                                    determine those Persons who are eligible to be Participants, grant one or more Awards to such Persons and approve or authorize the applicable form and terms of the related instrument of grant;

D.                                    determine the terms and conditions of Awards granted to any Participant, including, without limitation, and subject always to the Plan (1) subject to Section 4(a) and 4(b), the type, and number of Shares subject to an Award, (2) the Exercise Price for Shares subject to an Award, if applicable, (3) the conditions to the Vesting of an Award or any portion thereof, including terms relating to lump sum or installment Vesting, the period for achievement of any applicable Performance Criteria as a condition to Vesting and the conditions, if any, upon which Vesting of any Award or portion thereof will be waived or accelerated without any further action by the Granting Authority, (4) the circumstances upon which an Award or any portion thereof shall be forfeited, cancelled or expire, (5) the consequences of a Participant’s termination with respect to an Award, (6) the manner of exercise or settlement of the Vested portion of an Award, including whether an Award shall be settled on a current or deferred basis, and (7) whether and the terms upon which any Shares delivered upon exercise or settlement of an Award must continue to be held by a Participant for any specified period;

E.                                     set forms of consideration, if any, to be paid with respect to the exercise of an Award (except to the extent certain forms of consideration must be paid to satisfy the requirements of applicable law);

F.                                      determine whether and the extent to which any Performance Criteria or other conditions applicable to Vesting of an Award have been satisfied or shall be waived or modified;

G.                                    amend the terms of any instrument of grant or other documents evidencing Awards; provided, however, that subject to Section 5(d), no amendment of an Award may, without the consent of the holder of the Award, adversely affect such Person’s rights with respect to such Award in any material respect;

H.                                   accelerate or waive any condition to the Vesting of any Award, all Awards, any class of Awards or Awards held by any group of Participants; and

I.                                        determine whether and the extent to which adjustments shall be made pursuant to Section 11 and the terms of any such adjustments.

However, the Granting Authority shall not have any discretion under this Section 3(a) or any other provisions of the Plan that would modify the terms or conditions of (i) any Award that is intended to be exempt from the definition of “salary deferral arrangement” in subsection 248(1) of the ITA if the exercise of such discretion would cause the Award to not be or cease to be exempt; (ii) any Award to a U.S. Participant that is intended to be exempt from being treated as “deferred compensation” subject to Section 409A, or otherwise comply with the rules imposed by Section 409A of the IRC on Awards constituting “deferred compensation,” if the exercise of such discretion would result in a violation of Section 409A of the IRC; or (iii) any Option granted to a Participant if the exercise of such discretion would cause the Option to not be or cease to be governed by Section 7 of the ITA. The Granting Authority will also exercise its discretion in good faith in accordance with the Corporation’s intention that the terms of the Awards and the modifications or waivers permitted hereby are in compliance with applicable law and the rules of the Stock Exchange.

(b)                                 Effects of Granting Authority’s Decision. Any action taken, interpretation or determination made, or any rule or regulation adopted by the Granting Authority pursuant to this Plan shall be made in its sole discretion and shall be final, binding and conclusive on all affected Persons, including, without limitation, the Corporation, any of its Related Entities, any grantee, holder or beneficiary of an Award, any shareholder and any Employee, Consultant or Non-Employee Director.

(c)                                  Liability Limitation and Indemnification. No member of the Granting Authority or the Board generally shall be liable for any action or determination made in good faith pursuant to the Plan or any instrument of grant evidencing any Award granted under the Plan. To the fullest extent permitted by law, the Corporation shall indemnify and save harmless, and shall advance and reimburse the expenses of, each Person made, or threatened to be made, a party to any action or proceeding in respect of the Plan by reason of the fact that such Person is or was a member of the Granting Authority or is or was a member of the Board in respect of any claim, loss, damage or expense (including legal fees) arising therefrom.

(d)                                 Delegation and Administration. The Granting Authority may, in its discretion, delegate such of its powers, rights and duties under the Plan, in whole or in part, to such committee, Person or Persons as it may determine, from time to time, on terms and conditions as it may determine, except the Granting Authority shall not, and shall not be permitted to, delegate any such powers, rights or duties: (i) with respect to the grant, amendment, administration or settlement of any Award of a Participant, (ii) with respect to the establishment or determination of the achievement of the Performance Criteria, or (iii) with respect to any matter that would be in violation of applicable law or the rules of any Stock Exchange. The Granting Authority may also appoint or engage a trustee, custodian or administrator to administer and implement the Plan or any aspect of it, subject to the exception of the immediately preceding sentence hereof.

4.                                      Shares Subject to the Plan

(a)                                 Aggregate Plan Limits. Subject to adjustment pursuant to Section 11, the maximum aggregate number of Shares that may be subject to issuance at any given time in connection with the Awards granted under the Plan shall not exceed a number equal to 10% of the total number of issued and outstanding Shares (calculated on a non-diluted basis) at the time of any Award grant, provided that the maximum number of Bonus Shares issued in any 12 month period shall not exceed 1.0% of the total number of issued and outstanding Shares (calculated on a non-diluted basis) at the time of the grant of Bonus Shares. These prescribed maximums may be subsequently changed to any specified amount, provided the change is authorized by a vote of the shareholders of the Corporation. For purposes of computing the foregoing limits, the following shall be counted against such limit:

(i)                                     Shares issuable upon the exercise of options granted under the Prior Plan that are outstanding on the Shareholder Approval Date;

And the following shall not be counted against such limit:

(i)                                     Shares issued pursuant to the exercise of Options granted under the Plan, which shall be returned to the pool of Shares issuable hereunder and may be made subject to additional Awards granted pursuant to the Plan;

(ii)                                  Shares issued pursuant to the exercise of options granted under the Prior Plan, which shall be returned to the pool of Shares issuable hereunder and may be made subject to additional Awards granted pursuant to the Plan;

(iii)                               Shares issued pursuant to the settlement of Vested Awards, which shall be returned to the pool of Shares issuable hereunder and may be made subject to additional Awards granted pursuant to the Plan;

(iv)                              Bonus Shares issued pursuant to Section 8 of the Plan;

(v)                                 Shares which by reason of the expiration, cancellation or termination of an unexercised Option are no longer subject to purchase pursuant to an Option granted under the Plan, which shall be returned to the pool of Shares issuable hereunder and may be made subject to additional Awards granted pursuant to the Plan;

(vi)                              Shares which by reason of the expiration without Vesting of a Performance Share Unit, Restricted Share Unit or Deferred Share Unit or by reason of the cancellation of a Performance Share Unit, Restricted Share Unit or Deferred Share Unit are no longer subject to issuance, which shall be returned to the pool of Shares issuable hereunder and may be made subject to additional Awards granted pursuant to the Plan; and

(vii)                           Any available shares under a pre-existing shareholder approved plan of a company acquired by the Corporation or a Related Entity or with which the Corporation or a Related Entity combines, and not adopted in contemplation of such acquisition or combination (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(b)                                 Incentive Stock Option Limitations. Notwithstanding anything in this Plan to the contrary, the maximum number of Shares which may be issued upon exercise of Options intended to qualify as Incentive Stock Options shall not exceed 2,100,000 Shares.

(c)                                  Term of the Plan. To the extent required to satisfy any applicable law or the rules of any applicable Stock Exchange, this Plan shall have a term of ten (10) years from the Shareholder Approval Date.  To the extent such a ten (10) year period is applicable, no additional Awards shall be made absent such re-approval.  In addition, in any event, no Option intended to qualify as an Incentive Stock Option may be granted following the expiration of the ten (10) year period commencing on the Shareholder Approval Date.

(d)                            Source of Shares. Except as expressly provided in the Plan, Shares delivered to Participants in connection with the exercise or settlement of Awards may be authorized but unissued Shares, Shares purchased in the open-market or in private transactions. The Board shall take such action as may be necessary to authorize and reserve for issuance from unissued Shares such number of Shares as may be necessary to permit the Corporation to meet its obligations under the Plan; provided, however, that the Corporation may satisfy its obligations from treasury shares or Shares purchased in the open market or private transactions.

5.                                      General Provisions Relating to Awards

(a)                                Eligibility. Awards will be granted only to those Persons who are, at the time of the grant, Non-Employee Directors, Officers, Employees or Consultants to the Corporation

or its Related Entities. If any Participant is (pursuant to the terms of his or her employment or otherwise) subject to a requirement that he or she not benefit personally from an Award, the Granting Authority may, subject to applicable laws and the rules of any applicable Stock Exchange, grant any Award to which such Person would otherwise be entitled to the Person’s employer or to any other entity designated by them that directly or indirectly imposes such requirement on the Person. The Granting Authority shall have the power to determine other eligibility requirements with respect to Awards or types of Awards.

(b)                                 Terms of Grant. Subject to the other express terms of this Plan, grants of Awards under the Plan shall contain such terms and conditions as the Granting Authority may specify. Without limiting the foregoing,

(i)                                     Each Award granted under the Plan shall be evidenced by an instrument of grant, in such form or forms as the Granting Authority shall approve from time to time, which shall set forth such terms and conditions consistent with the terms of the Plan as the Granting Authority may determine. Each instrument of grant shall set forth, at a minimum, the Exercise Price, as applicable, the type and Effective Date of the Award evidenced thereby, the number of Shares subject to such Awards and the applicable Vesting conditions. Reference in the Plan to an instrument of grant shall include any supplements or amendments thereto;

(ii)           The term or Restricted Period of each Award that is an Option, Performance Share Unit or Restricted Share Unit shall be for such period as may be determined by the Granting Authority; provided, however, that in no event shall the term of any Option, Performance Share Unit or Restricted Share Unit exceed a period of ten years (or such other shorter term as may be required in respect of an Award so that such Award does not constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA);

(iii)          Notwithstanding the foregoing provisions of this Section 5(b), unless otherwise determined by the Granting Authority, or as otherwise provided in the Plan, and subject to any limitations that may be imposed by applicable laws and the rules of any Stock Exchange, if the term of any Award granted hereunder is scheduled to expire: (i) at a time when the holder of the Award is subject to restrictions on trading of securities of the Corporation under a trading “blackout” established by the Corporation (pursuant to the disclosure policy of the Corporation then in effect or otherwise) or pursuant to any lock-up agreement or other similar trading restriction (a “Blackout Period”); or (ii) within ten business days after the termination of a Blackout Period, the terms of the Award will, notwithstanding the scheduled expiry date of the term of such Award, expire as of the date that is ten business days following the end of the applicable Blackout Period (the “Revised Expiry Date”) and shall continue to be exercisable, convertible or otherwise remain outstanding for the benefit of the holder, as applicable, at any time up to the applicable time on the Revised Expiry Date;

(iv)          The Granting Authority may determine that payments to be made by the Corporation or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments or on a deferred basis; provided, however, that no deferral shall be required or permitted by the Granting Authority if such deferral would result in adverse tax consequences to the Participant under the ITA, or other applicable tax law (including those imposed in foreign jurisdictions);

(v)           The terms, conditions and/or restrictions contained in an Award may differ from terms, conditions and restrictions contained in any other Awards; and

(vi)          The Granting Authority may specify such other terms and conditions, consistent with the terms of the Plan, as the Granting Authority shall determine or as shall be required under any other provisions of the Plan. Such terms may include, without limitation, provisions requiring forfeiture of Awards in the event of termination of employment by the Participant and provisions permitting a Participant to make elections relating to his or her Award.

(c)                                  Vesting Conditions. Subject to terms of the Plan, the Granting Authority shall, if applicable, determine any and all conditions to the Vesting of all and/or any portion of Awards and shall specify the material terms thereof in the applicable instrument of grant on, or as soon as reasonably practicable following, the Effective Date of the Award. Vesting of an Award, or portion thereof, may be conditioned upon passage of time, continued active employment, satisfaction of Performance Criteria, or any combination of the foregoing, as determined by the Granting Authority.

(d)                                 Change of Control. Unless otherwise provided in the applicable grant agreement or Award or by direction of the Granting Authority as to all or any type of number of Awards, in the event of a Change of Control and notwithstanding any other Vesting or other restrictions or conditions, the Granting Authority may, subject to compliance with applicable laws, take whatever action with respect to the Awards outstanding that it deems necessary or desirable, including following:

(i)                                     the Granting Authority may accelerate Vesting and the expiration or termination date of Options then outstanding to a specified date fixed by the Granting Authority. After any accelerated expiration or termination date so specified, all unexercised Options and all rights of Participants thereunder shall terminate; provided, however, that any acceleration of the expiration or termination date shall not be to a date that is earlier than thirty (30) days after notice of such acceleration. The Granting Authority may also accelerate Vesting and the time at which Options may be exercised so that those types of Awards may be exercised in full for their then remaining term; and

(ii)                                  the Granting Authority may waive all restrictions and conditions of all Performance Share Units, Restricted Share Units and Deferred Share Units then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restricted Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change of Control or such other date as may be determined by the Granting Authority, provided that, in no event shall a payment be made in respect of a Deferred Share Unit granted to a Participant prior to the date such Participant ceases to be an Employee or Director of the Corporation or of a Related Entity.

Notwithstanding the above provision of this Section 5(d), but subject to any contractual rights created by the terms of an Award (including pursuant to any applicable employment agreement), the Granting Authority shall not be required to take any action described in the preceding provisions, and any decision made by the Granting Authority, in its sole discretion, not to take some or all of the actions described in the preceding provisions shall be final, binding and conclusive with respect to the Corporation and all other interested Persons. Any acceleration of Vesting shall be deemed to have occurred immediately prior to the Change of Control, no matter when the determination of the Granting Authority occurs.

(iii)          Moreover, if approved by the Board prior to or within thirty (30) days after such time as a Change of Control shall be deemed to have occurred, the Board shall have at any time the right to require that all or any portion of the Awards be settled and discharged in cash based on the “cash value” of such Awards in lieu of settlement by issuance of Shares, except in the case of an Award to a Participant that was, at the date the Award was granted, intended to be governed by Section 7 of the ITA. Such requirement may be specified in any arrangement relating to such Change of Control transaction to which the Corporation is a party or may be specified in any notice sent by the Corporation, which arrangement or notice may also specify the terms and timing of such settlement. If not so specified, the Board may require settlement at any time within a forty-five (45) day period immediately following the date that the Change of Control is deemed to have occurred. For the foregoing purposes, the “cash value” of an Award shall in the case of any Award that is an Option be equal to the excess of the “market value” (defined below) per share over the Exercise Price subject to such Award. For purposes of the preceding sentence, “market value” per share shall mean the higher of (x) the average of the market value per Share on each of the five trading days immediately preceding the date a Change of Control is deemed to have occurred or (y) the highest price, if any, offered by the acquiring Person or the Corporation with respect to Shares, all as determined by Board in its discretion. The Corporation may require Participants to verify the amount and completeness of any settlement of Awards as a condition to the final settlement and payment.

(e)                                  No Repricing or Extension of Term. The Exercise Price for Shares subject to any award of Options may be reduced only if the Granting Authority specifically approves, provided that the Exercise Price for Shares subject to any award of Options may not be reduced after the Effective Date of the Award thereof, either directly or indirectly, without prior Shareholder Approval, except for adjustments pursuant to Section 11 of the Plan. In addition, to the extent any applicable law or the rules of any Stock Exchange require Shareholder Approval with respect to the extension of the term of one or more Awards, then any such extension shall not be effective unless the requisite Shareholder Approval is obtained.

(f)                                   Fractional Shares. No fractional Shares shall be issued under the Plan and there shall be no entitlement or payment for any fractional Shares and no payment shall be made in lieu of a fractional Share.

(g)                                  Compliance with the ITA. The terms and conditions applicable to any Award (or portion thereof) granted to a Participant who is subject to taxation under the ITA are intended to comply with the ITA. Without limiting the foregoing,

(i)            the terms of any such Award (or portion thereof) permitting the deferral of payment or other settlement thereof shall be subject to such requirements and shall be administered in such manner as the Committee may determine to be necessary or appropriate to comply with the applicable provisions of the ITA as in effect from time to time; and

(ii)           any elections allowed to be exercised by a Participant shall be deemed to be void or shall be deemed amended or altered so as not to cause the Award to be considered a “salary deferral arrangement” under the ITA, as defined in subsection 248(1) or create adverse tax consequences under the ITA.

(h)                                 Compliance with the IRC. In respect of Participants who are also U.S. taxpayers (“U.S. Participants”), all Plan terms will be read as modified so as to effect and ensure exemption from, or compliance with, Section 409A of the IRC, such that no additional taxes or penalties shall be imposed under Section 409A of the IRC.

6.                                      Stock Options

(a)                                 General. The Granting Authority may from time to time grant one or more Options to Participants on such terms and conditions, consistent with the Plan, as the Granting Authority shall determine. The instrument of grant evidencing an Option shall specify the Exercise Price for each Share subject to such Option, the maximum term of such Option and whether such Options (or any portion thereof) are intended to qualify as Incentive Stock Options.

(b)                                 Vesting Terms. Options granted under the Plan shall become Vested at such times, in such installments and subject to such terms and conditions consistent with Section 5(c) hereof as may be determined by the Granting Authority and set forth in the applicable instrument of grant.

(c)                                  Exercise Price. The Exercise Price of Shares which are the subject of any Option Award shall be fixed by the Granting Authority when such Option is granted; provided

(i)                                     the purchase price of Shares subject to an Option granted under the Plan shall be equal to the Shares’ Fair Market Value on the Effective Date; and

(ii)           notwithstanding subsection 6(c)(i) above, the purchase price of Shares subject to an Incentive Stock Option granted under the Plan to a Ten Percent Shareholder Participant shall be not less than 110% of the Fair Market Value of the Shares on the Effective Date as determined in good faith by the Board at the Effective Date.

(d)                                 Exercise of Vested Options. Vested Options may be exercised from time to time by delivery to the Corporation at its registered office, at least four days prior to the proposed exercise, of a subscription in writing signed by the Participant or his or her legal personal representative and addressed to the Corporation at its registered office stating the intention of the Participant or his or her legal personal representative to exercise the said Option and specifying the date of the proposed exercise and the number of Shares in respect of which the Option is then being exercised, and the Participant shall deliver to the Corporation on the proposed exercise date a certified cheque (or the equivalent thereof acceptable to the Corporation) in payment of (i) the full Option price of the Shares in respect of which the said Option is then being exercised, and (ii) the amount of withholding tax which the Corporation is required to remit to governmental authorities with respect to the transaction. Such subscription shall be substantially in the form provided to the Participant for completion. The Corporation shall deliver certificates for such Shares (or other evidence of ownership in the case of uncertificated Shares) as soon thereafter as practicable.

(e)                                  Option Period. Unless the Granting Authority provides for a shorter option period at or after the Effective Date of an Award of Options and subject to Section 9 hereof, all or any part of the Options covered by an Award shall, to the extent Vested, be exercisable, from time to time, within the period commencing on the date such Option or part thereof becomes Vested and ending on the last day of the term of such Award.

(f)                                   Incentive Stock Options. Option Awards will not be treated as Incentive Stock Options unless specifically so designated. Even if so designated as an Incentive Stock Option, certain decisions, amendments, interpretations or other actions by the Granting Authority and certain actions by a Participant may cause an Option to cease to qualify as an Incentive Stock Option and, by accepting an Award of Options hereunder, the Participant thereby consents and agrees in advance to any such disqualifying action.

(g)                                  Settlement on Exercise of Option. On the exercise of any Option, settlement of such Option shall be made by the issuance of Shares from treasury, the transfer of previously issued Shares then held by the Corporation or through the purchase of Shares on the open-market.

(h)                                 Miscellaneous Provisions. If any Option granted pursuant to the Plan is not exercised for any reason whatsoever in accordance with the terms of the Plan, the Shares reserved for issuance pursuant to the Option shall, upon expiry of the Option, revert to the Plan and shall be available for other Awards.  In addition, Shares issued pursuant to the exercise of any Option granted under the Plan shall revert to the Plan and shall be available for other Awards.

7.                                      Performance Share Units, Restricted Share Units and Deferred Share Units

(a)                                 Grants. The Granting Authority may from time to time grant one or more Awards of Performance Share Units, Restricted Share Units and/or Deferred Share Units to Officers, Non-Employee Directors, Employees and/or Consultants of the Corporation on such terms and conditions, consistent with the Plan, as the Granting Authority shall determine and which terms shall be contained in a grant agreement.

(b)                                 Vesting Terms.

(i)            Performance Share Units shall become Vested at such times, in such installments and subject to such terms and conditions consistent with Section 5(c) hereof as may be determined by the Granting Authority and set forth in the applicable instrument of grant, provided that the conditions to Vesting of Performance Share Units may be based on Performance Criteria, and/or such other Vesting criteria as determined by the Granting Authority from time to time, provided however that Performance Share Units shall become Vested and be paid out no later than December 31 of the third calendar year following the calendar year in which the grantee rendered the employment services in respect of which the Award is being made.

(ii)           Restricted Share Units shall become Vested at such times, in such installments and subject to such terms and conditions consistent with Section 5(c) hereof as may be determined by the Granting Authority and set forth in the applicable instrument of grant, provided that the conditions to Vesting of Restricted Share Units may be based on the Participant’s continued employment, and/or such other Vesting criteria as determined by the Granting Authority from time to time, provided however that Restricted Share Units shall become Vested and be paid out no later than December 31 of the third calendar year following the calendar year in which the grantee rendered the employment services in respect of which the Award is being made.

(iii)          Unless otherwise provided at the time of the grant, the Vesting of Deferred Share Units shall occur at such times, in such installments and subject to such terms and conditions as may be determined by the Granting Authority and set forth in the applicable instrument of grant.

(c)                                  Settlement. Unless otherwise determined by the Granting Authority (including by the terms of the Award and the Plan) and subject to Section 7(b), Performance Share Units and Restricted Share Units shall be settled upon or as soon as reasonably practicable following the Vesting thereof and Deferred Share Units shall be settled on the third business day (or such other period of time as permitted by the Granting Authority under the grant agreement) following the Eligible Retirement or death of the applicable Participant or at the time the Participant otherwise ceases to hold office subject to payment or other satisfaction of all related withholding obligations in accordance with the provisions of this Plan.

Notwithstanding the foregoing, but subject to the terms set forth in the applicable instrument of grant, Performance Share Units, Restricted Share Units and Deferred Share Units shall also Vest in accordance with the following terms:

(i)                                     upon the death of the Participant, all unvested Performance Share Units and/or Restricted Share Units and/or Deferred Share Units credited to the Participant will Vest on the date the Corporation is duly notified of the Participant’s death. The Shares represented by the Performance Share Units and/or Restricted Share Units and/or Deferred Shares Units held by the Participant shall be issued, as determined by the Granting Authority, to the Participant’s estate forthwith;

(ii)           in the case of Eligible Retirement of the Participant, all unvested Performance Share Units and/or Restricted Share Units and/or Deferred Share Units credited to the Participant will Vest on the date of Eligible Retirement, and the Shares represented by Performance Share Units and/or Restricted Share Units and/or Deferred Share Units held by the Participant shall be issued to the Participant forthwith;

(iii)          in the case of total disability of the Participant, all unvested Performance Share Units and/or Restricted Share Units and/or Deferred Share Units credited to the Participant will Vest within 60 days following the date in which the Participant is determined to be totally disabled, and the Shares represented by Performance Share Units and/or Restricted Share Units and/or Deferred Share Units held by the Participant shall be issued to the Participant forthwith;  and

(iv)                              in the case of termination without cause by the Corporation of a Participant, all unvested Performance Share Units and/or Restricted Share Units credited to the Participant shall Vest on the Termination Date, and the Shares represented by Performance Share Units and/or Restricted Share Units held by the Participant shall be issued to the Participant forthwith. For clarity, where a Participant is terminated for cause or where the Participant has voluntarily terminated his/her employment or service with the Corporation, all unvested Performance Share Units and/or Restricted Share Units as at the Termination Date shall be immediately cancelled without liability or compensation therefor and be of no further force and effect.

(d)                                 Form of Payment for Performance Share Units, Restricted Share Units and Deferred Share Units. Unless otherwise agreed to by the Participant and the Committee, the Corporation or Related Entity, as applicable, will pay out or settle Vested Performance Share Units, Vested Restricted Share Units or Vested Deferred Share Units in cash, Shares, or a combination thereof, as elected by the Committee. The Committee may, in its absolute discretion, elect one or any combination of the following payment methods for the Vested Performance Share Units and/or Vested Restricted Share Units and/or Deferred Share Units credited to the Participant:

(i)                                     issuing Shares to the Participant in accordance with Section 4(b) of the Plan;

(ii)                                  paying cash to the Participant be in accordance with Section 7(e) of the Plan.

Where the Committee does not specify any payment method for the Vested Performance Share Units, Vested Restricted Share Units or Deferred Share Units credited to a Participant, the form of payment shall be in Shares issued from treasury.

(e)                                  Payment in Cash. Where the Committee elects to pay the Vested Performance Share Units, Vested Restricted Share Units or Vested Deferred Shares Units in cash, the payment will be equal to the product that results by multiplying (a) the number of Vested Performance Share Units, Vested Restricted Share Units or Deferred Share Units credited to the Participant as at the date of Vesting, and (b) the Fair Market Value on the date of Vesting, of a Share, net of any amount withheld in accordance with Section 15(b) of the Plan.  Unless otherwise set out in the applicable grant agreement, a settlement pursuant to this Section 7(e) shall be payable in Canadian dollars.

(f)                                   Settlement in Shares. Where the Committee elects to settle the Vested Performance Share Units, Vested Restricted Share Units or Deferred Share Units in Shares, settlement shall be made by delivery of one Share for each such Performance Share Unit, Restricted Share Unit or Deferred Share Unit then being settled.

Upon payment of any amount pursuant to settlement of Performance Share Units, Restricted Share Units or Deferred Share Units granted under this Section 7 in Shares, the particular Performance Share Units, Restricted Share Units or Deferred Share Units in respect of which such payment was made shall be cancelled and no further payments (whether in Shares or otherwise) shall be made in relation to such Performance Share Units, Restricted Share Units or Deferred Share Units.

(g)                                  Return of Shares to Pool. If any Performance Share Unit, Restricted Share Unit or Deferred Share Unit is cancelled in accordance with the terms of the Plan or the agreements evidencing the grant, the Shares reserved for issuance pursuant to such Award shall, upon cancellation of such Restricted Share Unit or Deferred Share Unit, as applicable, revert to the Plan and shall be available for other Awards.  In addition, Shares issued pursuant to the settlement of Vested Awards shall revert to the Plan and shall be available for other Awards.

(h)                                 Dividend Equivalents. Neither the Participant nor his or her legal personal representative shall have any rights or privileges of a shareholder in respect of any of the Shares issuable upon exercise of the Award granted to him or her (including any right to receive dividends or other distributions therefrom or thereon) unless and until certificates representing such Shares (or in the case of uncertificated Shares, other evidence of ownership) have been issued and delivered.

(i)                                     Timing Requirements. Notwithstanding any other provision of the Plan, all amounts payable to, or in respect of a grantee in respect of Deferred Share Units including, without limitation, the delivery of Shares shall not be made prior to the date such grantee ceases to be an Employee (including a Non-Employee Director) of the Corporation or a

Related Entity and shall be paid or delivered on or before December 31 of the calendar year commencing immediately following the date the grantee ceases to be an Employee (including a Non-Employee Director) of the Corporation or a Related Entity. All Deferred Share Units granted to a Participant shall have such terms and conditions as are necessary to comply with paragraph 6801(d) of the Regulations of the ITA.

(j)                                    No Other Benefit.

(i)            No amount will be paid to, or in respect of, a Participant (or a Person with whom the Participant does not deal at arm’s length within the meaning of the ITA) under the Plan to compensate for a downward fluctuation in the price of a Share or the value of any Award granted, nor will any other form of benefit be conferred upon, or in respect of, a Participant (or a person with whom the Participant does not deal at arm’s length within the meaning of the ITA), for such purpose.

(ii)           The Corporation makes no representations or warranties to Participants with respect to the Plan or any Performance Share Units, Restricted Share Units or Deferred Share Units whatsoever. Participants are expressly advised that the value of any Performance Share Units, Restricted Share Units or Deferred Share Units in the Plan will fluctuate as the trading price of the Shares fluctuates.

(iii)          In seeking the benefits of participation in the Plan, a Participant agrees to exclusively accept all risks associated with a decline in the market price of Shares and all other risks associated with the holding of Performance Share Units, Restricted Share Units or Deferred Share Units.

8.                                      Bonus Shares

(a)                                 General. The Granting Authority may from time to time determine, in its sole and absolute discretion, to issue for no cash consideration to a Participant any number of Bonus Shares as a discretionary bonus subject to such provisions and restrictions as the Granting Authority may determine.

(b)                                 Necessary Approvals. The obligation of the Corporation to issue and deliver any Bonus Shares in accordance with Section 8(a) shall be subject to any necessary approvals of any Stock Exchange or regulatory authority having jurisdiction over the securities of the Corporation. If any Bonus Shares cannot be issued by the Corporation and delivered to any Participant under Section 8(a) for whatever reason, the obligation of the Corporation to issue such Bonus Shares shall terminate.

9.                                      Consequences of Termination

(a)                            General Provisions. Unless otherwise determined by the Granting Authority (including by the terms of the applicable employment agreement, grant agreement, Award or the Plan):

(i)            If employment of an Employee, Officer or service of a Non-Employee Director is terminated for any reason whatsoever other than death, total disability, Eligible

Retirement, or termination without cause by the Corporation, or if service of a Consultant is terminated for any reason whatsoever other than death, subject to Section 7(c), any non-vested Award granted pursuant to the Plan outstanding at the Termination Date and all rights thereunder shall wholly and completely terminate and no further Vesting shall occur;

(ii)                                  If the employment or term of office of an Employee, Officer or Non-Employee Director terminates by reason of termination by the Corporation or a Related Entity without cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice) then (A) any Options held by the Participant that are exercisable at the Termination Date shall continue to be exercisable by the Participant until the earlier of: (x) the date which is thirty (30) days after such Termination Date and (y) the date on which the particular Option otherwise expires and (B) all unvested Performance Share Units, Restricted Share Units and Deferred Share Units shall immediately become Vested and shall be settled in accordance with Section 7(c). For greater clarity, any Options held by the Participant that are not exercisable at such Termination Date shall immediately expire and be cancelled on such Termination Date;

(iii)                               If the employment or term of office of an Employee or Officer (including a Director who is also an Officer) terminates by reason of voluntary resignation by the Participant, then (A) any Options held by the Participant that are exercisable at the Termination Date shall continue to be exercisable by the Participant until the earlier of: (x) the date which is thirty (30) days after such Termination Date and (y) the date on which the particular Option otherwise expires; (B) all unvested Performance Share Units and Restricted Share Units shall be immediately cancelled without liability or compensation therefor and be of no further force and effect; and (C) all unvested Deferred Share Units shall immediately become Vested and shall be settled in accordance with Section 7(c). For greater clarity, any Options held by the Participant that are not exercisable at such Termination Date shall immediately expire and be cancelled on such Termination Date;

(iv)                              If the employment of an Employee, Officer or service of a Non-Employee Director is terminated by reason of Eligible Retirement, then (A) the Participant shall be entitled to exercise his or her rights with respect to the portion of any Option Vested until the earlier of:  (x) the date which is thirty (30) days after such Eligible Retirement and (y) the date on which the particular Option otherwise expires and (B) the Participant’s Performance Share Units, Restricted Share Units and Deferred Share Units, if any, shall be settled in accordance with Section 7(c). For greater clarity, any Options held by the Participant that are not Vested at the time of such Eligible Retirement shall immediately expire and be cancelled at the time of such Eligible Retirement;

(v)                                 Upon termination of employment or service from the Corporation as a result of death of an Employee, Non-Employee Director or Consultant, (A) subject to Section 7(c), any non-Vested portion of any outstanding Award that has not already terminated shall immediately terminate and no further Vesting shall occur, (B) any Vested Option shall expire upon the earlier of: (1) the expiration date set in the Award; or (2) the date which is one hundred and twenty (120) days after the date of the Participant’s death; and (C) the Participant’s Performance Share Units, Restricted Share Units and Deferred Share Units, if any, shall be settled in accordance with Section 7(c);

(vi)                              Upon termination of employment or service from the Corporation as a result of total disability of an Employee, Officer or Non-Employee Director, (A) subject to Section 7(c) any non-Vested portion of any outstanding Award that has not already terminated shall immediately terminate and no further Vesting shall occur, (B) any Vested Option shall expire upon the earlier of: (x) the expiration date set in the Award and (y) the date which is thirty (30) days after such Termination Date; and (C) the Participant’s Performance Share Units, Restricted Share Units and Deferred Share Units, if any, shall be settled in accordance with Section 7(c); and

(vii)                           If employment of an Employee or Officer or service of a Non-Employee Director is terminated for cause, for breach of fiduciary duty or for retirement which is not Eligible Retirement, then any Options held by the Participant, whether or not exercisable on the date of such termination, immediately expire and are cancelled on such date at a time determined by the Granting Authority, in its sole discretion and any and all outstanding Performance Share Units, Restricted Share Units or Deferred Share Units credited to such Participant’s notional account, regardless of whether such Awards have Vested on or before the Termination Date pursuant to the terms of this Plan, shall be forfeited and cancelled immediately, and the Participant shall have no entitlement to receive any payment in respect of such forfeited Awards, by way of damages, pay in lieu of notice or otherwise.

(b)                                 Discretion of the Granting Authority. Notwithstanding any other provision hereof and without limiting the discretion of the Granting Authority, the Granting Authority may (whether by terms of the Award or by its election notwithstanding the terms of an Award):

(i)                                     Allow non-Vested Awards to be treated as Vested upon termination of employment or service of a Participant, as to any or all of termination, death or total disability;

(ii)                                  Provide that the Awards with respect to certain classes, types or groups of Participants will have different acceleration, forfeiture, termination, exercise, continuation or other terms than other classes, types or groups of Participants. Without limiting the foregoing, but rather as an example for the foregoing, Awards to Non-Employee Directors may specify that they will become Vested in full upon Eligible Retirement, death, total disability or other change of status even though Awards to Employees do not provide for such acceleration;

(iii)          Provide for the continuation of any Award for such period and upon such terms and conditions as are determined by the Granting Authority in the event that a Participant ceases to be an Employee, Officer, Non-Employee Director or Consultant;

(iv)                              Subject to applicable laws and rules of any applicable Stock Exchange, provide that Vested Awards may be exercised for periods longer or different from those set forth in Section 9(a)8(a); or

(v)                                 Set any other terms for the exercise or termination of Awards upon termination of employment or service.

Notwithstanding the foregoing, all Awards granted to Participants who are subject to the ITA shall be on terms that will be designed to prevent them from being considered a “salary deferral arrangement” as defined in subsection 248(1) of the ITA.

(c)                                  Leave of Absence. If an Employee is on military, sick leave or other bona fide leave of absence, such Person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave, provided that it does not exceed 90 days (or such longer period as may be determined by the Granting Authority in its sole discretion), or, if longer, so long as the Person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days (or such longer period as may be determined by the Granting Authority in its sole discretion), the employment relationship shall be deemed to have been terminated on the ninety-first (91st) day (or the first day immediately following any period of leave in excess of ninety (90) days as approved by the Granting Authority) of such leave, unless the Person’s right to reemployment is guaranteed by statute or contract.

10.                               Transferability

(a)                                 Transfer Restrictions. Unless otherwise provided in the instrument of grant evidencing an Award, no Award, and no rights or interests therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Participant other than by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process including without limitation seizure for payment of the Participant’s debts, judgments, alimony or separate maintenance.

(b)                                 In the case where transfer is made following the death of a Participant to the Participant’s legal personal representative, such legal personal may only receive the entitlement under the Award provided that it is exercised (if exercisable) at any time up to and including, but not after, 5:00 p.m. (Ottawa Time) on the date which is one year following the date of death of the Participant or up to 5:00 p.m. (Ottawa Time) on the date on which the Award granted to such participant expires, whichever is the earlier; such entitlement shall only occur in cases where the Award has Vested in accordance with the provisions of the Plan and where it is found that the Participant is legally entitled to the Award.

11.                               Adjustments

(a)                                 No Restriction on Action. The existence of the Plan and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation, (ii) any merger, consolidation, amalgamation or change in ownership of the Corporation, (iii) any issue of bonds, debentures, capital, preferred or prior preference Shares ahead of or affecting the capital Share of the Corporation or the rights thereof, (iv) any dissolution re liquidation of the Corporation, (v) any sale or transfer of all or any part of the assets or business of the Corporation, or (vi) any other corporate act or proceeding with respect to the Corporation. No Participant or any other Person shall have any claim against any member of the Board or the Granting Authority, or the Corporation or any employees, officers or agents of the Corporation as a result of any such action.

(b)                                 Recapitalization Adjustment

(i)                                     In the event that (A) a dividend shall be declared upon the Shares or other securities of the Corporation payable in Shares or other securities of the Corporation, (B) the outstanding Shares shall be changed into or exchanged for a different number or kind of shares or securities of the Corporation or of another corporation or entity, whether through an arrangement, plan of arrangement, amalgamation, or other similar statutory procedure or a share recapitalization, subdivisions, consolidation or otherwise, (C) there shall be any change, other than those specified in (A) or (B) above, in the number or kind of outstanding Shares or of any securities into which such Shares shall have been changed or for which they shall have been exchanged, or (D) there shall be a distribution of assets or shares to shareholders of the Corporation out of the ordinary course of business then, the Granting Authority shall determine whether an adjustment in the number or kind of Shares theretofore authorized but not yet covered by Awards, in the number or kind of Shares theretofore subject to outstanding Awards, in the Exercise Price applicable under any outstanding Awards, in the number or kind of Shares generally available for Awards or available in any calendar year under the Plan and/or such other adjustment as may be appropriate should be made, in order to ensure that, after any such event, the Shares subject to the Plan and each Participant’s proportionate interest shall be maintained substantially as before the occurrence of the event, and if the Granting Authority determines that an adjustment should be made, such adjustment shall be made and be effective and binding for all purposes. To the extent applicable, any Award granted to a U.S. Participant shall only be adjusted if such adjustment, or the manner in which the adjustment is made, will not result in adverse treatment under Sections 409A or 424 of the IRC.

(ii)                                  In the case of any such adjustment as provided for in this Section, the Exercise Price of an Option shall be adjusted appropriately to reflect such adjustment. No adjustment provided for in this Section shall require the Corporation to issue a fractional Share and the total adjustment with respect to each outstanding Award shall be limited accordingly.

(iii)          Any adjustment to an Option shall be such that the Option is continuously governed by Section 7 of the ITA and, if effected, by way of an exchange of Options, shall comply with the requirements of subsection 7(1.4) of the ITA.

(iv)          Any adjustment to any Award granted to a Participant which has been designed to fall within a specific exemption to the definition of “salary deferral arrangement” in subsection 248(1) of the ITA shall be such as to ensure the continued availability of such exemption.

12.                               Amendment and Termination

The Plan may be amended, altered or discontinued by the Board at any time, subject to obtaining any necessary approval of any applicable regulatory authority including, any rules imposed by any Stock Exchange or other quotation system upon which the Shares are traded, and to the extent otherwise imposed by applicable law and/or the rules of such Stock Exchange or other quotation system, and such amendment, alteration, or discontinuance shall be subject to the approval of the shareholders in accordance with the rules, regulations and policies of the Stock Exchange at a duly constituted meeting of shareholders (“Shareholder Approval”).  In addition to the extent necessary or desirable to comply with applicable laws or any rules imposed by any Stock Exchange or quotation system upon which the Shares are traded, this Plan shall be subject to the re-approval of the Corporation’s shareholders pursuant to a duly authorized Shareholder Approval.

13.                               Regulatory Approval

Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to cause to be issued any Shares or cause to be issued and delivered any certificates evidencing Shares pursuant to the Plan, unless and until the Corporation is advised by its legal counsel that the issuance and delivery of the Shares and such Share certificates (or other evidence of ownership in the case of uncertificated Shares) is in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities in Canada, the United States and any other applicable jurisdiction, and the requirements of any Stock Exchange. The Corporation shall in no event be obligated to take any action in order to cause the issuance or delivery of Shares or such certificates (or other evidence of ownership in the case of uncertificated Shares) to comply with any such laws, regulations, and delivery of such Shares or certificates (or other evidence of ownership in the case of uncertificated Shares) and in order to ensure compliance with such laws, regulations, rules, orders and requirements, that the Participant, or any permitted transferee of the Participant under Section 8 hereof or, after his or her death, the Participant’s estate, as described in Section 8 hereof, make such covenants, agreements and representations as the Granting Authority deems necessary or desirable.

14.                               No Additional Rights

No Person shall have any claim or right to be granted Awards under the Plan, and the grant of any Awards under the Plan shall not be construed as giving a Participant any right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of a Participant. Unless otherwise determined by the Granting Authority, neither any period of notice, if any, nor any payment in lieu thereof, upon termination shall be considered as extending the period of employment for the purposes of the Plan.

15.                               Miscellaneous Provision

(a)                                 Shareholder Rights. A Participant shall not have the right or be entitled to exercise any voting rights, receive any dividends or have or be entitled to any other rights as a shareholder in respect of Shares subject to an Award unless and until such Shares have been paid for in full and issued any certificates (or other evidence of ownership in the case of Uncertificated Shares) therefor have been issued to the Participant. A Participant entitled to Shares as result of the exercise of an Option or the settlement of a Performance Share Unit, Restricted Share Unit or Deferred Share Unit shall not be deemed for any purpose to be, or have any such rights as a shareholder of the Corporation by virtue of such exercise or settlement, except to the extent a Share certificate (or other evidence of ownership in the case of uncertificated Shares) is issued therefor and then only from the date such certificate (or other evidence of ownership in the case of Uncertificated Shares) is issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such Share certificate is issued.

(b)                                 Withholding. The Corporation’s obligation to deliver Shares issuable on the exercise of an Option or to settle, vest or issue any other form of Award shall be subject to the Participant’s satisfaction of all applicable income, employment and non-resident withholding tax obligations.  Without limiting the generality of the foregoing, if the Corporation or any of its Related Entities determines in its sole discretion that under the requirements of applicable taxation laws or regulations of any governmental authority whatsoever it is obliged to withhold for remittance to a taxing authority any amount upon exercise of an Option or settlement or issue of any other form of Award, the Corporation or any of its Related Entities may take any steps it considers necessary or appropriate in the circumstances to withhold in connection with any Option or other Award or benefit under the Plan including, without limiting the generality of the foregoing:

(i)                                     requiring the Participant exercising the Option, or receiving the settlement of vesting in, or the issuance of any other Award to pay the Corporation or any of its Related Entities, in addition to any in the same manner as the exercise price, or purchase price, the Shares issuable upon such exercise, settlement, or vesting, such amount as the Corporation or its Related Entity is obliged to remit to such taxing authority in respect of the Option or other award, with any such additional payment, in any event, being due no later than the date as of which any amount with respect to the Option or other Award first becomes included in the gross income of the Participant for tax purposes;

(ii)                                  issuing the Shares issuable upon exercise of an Option or issuable in settlement or vesting of any other Award to an agent on behalf of the Participant and directing the agent to sell a sufficient number of such Shares on behalf of the Participant to satisfy the amount of any such withholding obligation, with the agent paying the proceeds of any such sale to the Corporation or any of its Related Entities for this purpose; or

(iii)          to the extent permitted by applicable law, deducting the amount of any such withholding obligation from any payment of any kind otherwise due to the Participant; provided that if withholding is accomplished by the reduction in the number of Shares otherwise issuable upon the exercise or settlement of an Award, the number of Shares that are subject to such a reduction shall be determined based on the statutory withholding rules applicable to the Participant.

(c)                                  Governing Law. The Plan, all instruments of grant evidencing Awards granted hereunder and any other agreements or other documents relating to the Plan shall be interpreted and construed in accordance with the laws of Ontario (and the federal laws having application therein), except to the extent the terms of the Plan, any supplement to the Plan, or the Award in question expressly provides for application of the laws of another jurisdiction. The Granting Authority may provide that any dispute as to any Award shall be presented and determined in such forum as the Granting Authority may specify, including through binding arbitration. Any reference in the Plan, in any instruments of grant evidencing Awards granted hereunder or in any other agreement or document relating to the Plan to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

The obligation of the Corporation to issue and deliver Shares in accordance with the Plan is subject to applicable securities legislation and to the receipt of any approvals that may be required from any regulatory authority or stock exchange having jurisdiction over the securities of the Corporation. If Shares cannot be issued to a Participant upon the exercise of an Award for any reason whatsoever, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of such Award will be returned to the relevant Participant as soon as practicable.

(d)                                 Compliance with Laws of Other Jurisdictions. Awards may be granted to Participants who are citizens or residents of a jurisdiction other than Canada or the U.S. on such terms and conditions different from those under the Plan as may be determined by the Granting Authority to be necessary or advisable to achieve the purposes of the Plan while also complying with applicable local laws, customs and tax practices, including any such terms and conditions as my be set forth in any supplement to the Plan intended to govern the terms of any such Award. In no event shall the eligibility, grant, exercise or settlement of an Award constitute a term of employment, or entitlement with respect to employment, of any employee.

(e)                                  Funding. Except as would not result in adverse tax consequences to a Participant, no provision of the Plan shall require or permit the Corporation, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other Employees, Officers, Consultants or Non-Employee Directors under general law.

(f)                                   No Guarantee of Tax Consequences. Neither the Board, nor the Corporation nor the Granting Authority makes any commitment or guarantee that any specific tax treatment will apply or be available to any Person participating or eligible to participate hereunder and each Participant shall confirm the tax consequences of his or her participation under the Plan with his or her own tax advisor and shall be responsible for filing his or her own returns.

16.                               Effective Date and Term of Plan

(a)                                 Effective Date of the Plan. The Plan shall initially become effective on the Shareholder Approval Date, and any subsequent amendments to the Plan, shall become effective upon their adoption by the Board, subject to approval by the shareholders of the Corporation at the next annual meeting of shareholders of the Corporation or any adjournment thereof, to the extent required. The effective date of this Plan, as so amended, shall be the date of approval by the shareholders. If the shareholders do not approve the Plan, or any amendments to the Plan requiring shareholder approval, the Plan or such amendments shall not be effective, and any and all actions taken prior thereto under the amendments effected hereby, including the making of any Awards subject to such approval being obtained, shall be null and void or shall, if necessary, be deemed to have been fully rescinded. However, if shareholders do not approve the Plan, the Prior Plan shall remain in effect.

(b)                                 Effect on Existing Awards. Subject to Section 16(a) all new Awards granted on or after the effective date of the amendments as provided in Section 16(a) are granted under and subject to the terms of this Plan as amended and restated and all outstanding Options granted under the Prior Plan prior to the effective date of the Plan shall continue to be governed by the terms of the Prior Plan and to the terms of their individual option agreements as in effect immediately prior to the Shareholder Approval Date including provisions concerning change of control or other related events.

(c)                                  Termination. Subject to Section 4(c), the Board may suspend or terminate the Plan at any time, provided that such suspension or termination shall not affect any Awards that became effective pursuant to the Plan prior to such termination or suspension.